EXHIBIT 23.1


         We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated February 10, 1995 on the financial statements of Winland Electronics, Inc. (the "Registrant"), which report appears, or is incorporated by reference, in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994.



                                               /s/ Ahern Montag & Vogler, Ltd.
                                               AHERN MONTAG & VOGLER, LTD.


Mankato, Minnesota
January 30, 1996